Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-202975 on Form S-3 of our report dated March 15, 2017, relating to the consolidated financial statements and financial statement schedule of Griffin-American Healthcare REIT III, Inc., appearing in this Annual Report on Form 10-K of Griffin-American Healthcare REIT III, Inc. for the year ended December 31, 2016.

/s/Deloitte & Touche LLP

Costa Mesa, California
March 15, 2017